EXHIBIT 9(B)

                          Kurzman Karelsen & Frank, LLP
                                 230 Park Avenue
                               New York, NY 10169

                                                                  April 30, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, D.C.  20549

                          PAX WORLD BALANCED FUND, INC.

Ladies and Gentlemen:

         The undersigned has reviewed Post-Effective Amendment No. 43 to Registration Statement No. 2-38679 of Pax World Balanced Fund, Inc. on Form N-1A and represents that such documentation, including the Prospectus, does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.


                                               /s/ KURZMAN KARELSEN & FRANK, LLP



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                          Kurzman Karelsen & Frank, LLP
                                 230 Park Avenue
                               New York, NY 10169

                                                                  April 30, 2004


To the Shareholders and the Board of Directors of Pax World Balanced Fund, Inc.:

                               CONSENT OF COUNSEL

         We consent to the use in Post-Effective Amendment No. 43 to Registration Statement No. 2-38679 of Pax World Balanced Fund, Inc. on Form N-1A of the reference to us on the back page of the Prospectus.


                                               /s/ KURZMAN KARELSEN & FRANK, LLP


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